                                                                   Exhibit 3.1


                                 FORM OF SECOND
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                          MERKERT AMERICAN CORPORATION

     Merkert American Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The Certificate of Incorporation of Merkert American Corporation was originally filed in the Office of the Secretary of State of the State of Delaware on March 4, 1998 under the name of Monroe, Inc. and subsequently amended.

     2. This Second Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on March 4, 1998, as heretofore amended (the "Amended Certificate of Incorporation"), and (i) was duly adopted by the Board of Directors in accordance with the provisions of Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), (ii) was declared by the Board of Directors to be advisable and in the best interests of the Corporation and was directed by the Board of Directors to be submitted to and be considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with Section 242 of the DGCL and (iii) was duly adopted by a stockholder consent in lieu of a meeting of the stockholders, executed by the holders of all of the outstanding shares of the Corporation's Common Stock entitled to vote thereon in accordance with the provisions of Sections 228, 242 and 245 of the DGCL.

     3. The text of the Amended Certificate of Incorporation is hereby amended and restated in its entirety to provide as herein set forth in full.


                                   ARTICLE I

                                      NAME
                                      ----

     The name of the Corporation is Merkert American Corporation.

                                   ARTICLE II

                               REGISTERED OFFICE
                               -----------------

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III

                                    PURPOSES
                                    --------

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.


                                   ARTICLE IV

                                 CAPITAL STOCK
                                 -------------

     Section 1.  Number of Shares.
     ----------------------------

     The total number of shares of capital stock which the Corporation shall have the authority to issue is Fifty-Five Million (55,000,000) shares, of which
(i) Fifty-Four Million (54,000,000) shares shall be common stock, par value $0.01 per share (the "Common Stock"), of which Fifty Million (50,000,000) shares shall be Common Stock and Four Million (4,000,000) shares shall be Restricted Common Stock, par value $0.01 per share (the "Restricted Common Stock"), and
(ii) One Million (1,000,000) shares shall be Undesignated Preferred Stock, par value $0.01 per share (the "Undesignated Preferred Stock"). As set forth in this
Article IV, the Board of Directors or any authorized committee thereof is authorized from time to time to establish and designate one or more series of Undesignated Preferred Stock, to fix and determine the variations in the relative rights and preferences as between the different series of Undesignated Preferred Stock in the manner hereinafter set forth in this Article IV, and to fix or alter the number of shares comprising any such series and the designation thereof to the extent permitted by law.

     The number of authorized shares of the class of Undesignated Preferred Stock may be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders shares of Common Stock and Restricted Common Stock representing a majority of the votes entitled to be cast by such shares, voting together as a single class, subject to such voting rights as may be provided in the resolution or resolutions establishing any series of Undesignated Preferred Stock.

     Section 2.  General.
     -------------------

     The designations, powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, Sections 3, 4 and 5 of this Article IV.

     Section 3.  Common Stock.
     ------------------------

     Subject to all of the rights, powers and preferences of any series of the Undesignated Preferred Stock, if any, and except as provided by law or in this
Article IV:

          (a) the holders of the Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation and, except as may be otherwise required by applicable law, shall vote together with the holders of shares of Restricted Common Stock as if the Common Stock and the Restricted Common Stock constituted a single class of stock.

          (b) apart from voting power, the shares of Common Stock and Restricted Common Stock shall be deemed to be shares of stock of the same class and shall have equal rights and privileges (including, without limitation, in liquidation and as to dividends, whether paid in cash, capital stock or other property). Dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof. All dividends on shares of Common Stock shall be paid at the same time and in the same amount per share as dividends on shares of Restricted Common Stock as if the Common Stock and the Restricted Common Stock constituted a single class of stock, and no dividend shall be declared or paid on the shares of Common Stock unless an equal dividend is declared and paid on the shares of Restricted Common Stock in accordance with the foregoing.

          (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the distribution or payment to the holders of shares of any class or series of Undesignated Preferred Stock, if any, as provided by the Board of Directors with respect to any such class or series of Undesignated Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock and Restricted Common Stock ratably in proportion to the number of shares of Common Stock and Restricted Common Stock held by them, respectively, as if the Common Stock and the Restricted Common Stock constituted a single class of stock.

     Section 4.  Restricted Common Stock
     -----------------------------------

     Subject to all of the rights, powers and preferences of any series of the Undesignated Preferred Stock, if any, and except as provided by law or in this
Article IV:


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          (a) the holders of Restricted Common Stock shall be entitled to vote with holders of Common Stock on any matter as to which holders of Common Stock are entitled to vote and, except as may be otherwise required by applicable law, shall vote together with the holders of shares of Common Stock on such matters as if the Common Stock and the Restricted Common Stock constituted a single class of stock. The holders of Restricted Common Stock shall be entitled to one-tenth (0.1) of one vote for each share of Restricted Common Stock standing in such holder's name on the books of the Corporation.

          (b) apart from voting power, the shares of Restricted Common Stock and Common Stock shall be deemed to be shares of stock of the same class and shall have equal rights and privileges (including, without limitation, in liquidation and as to dividends, whether paid in cash, capital stock or other property). Dividends may be declared and paid or set apart for payment upon the Restricted Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof. All dividends on shares of Restricted Common Stock shall be paid at the same time and in the same amount per share as dividends on shares of Common Stock as if the Common Stock and the Restricted Common Stock constituted a single class of stock, and no dividend shall be declared or paid on the shares of Restricted Common Stock unless an equal dividend is declared and paid on the shares of Common Stock in accordance with the foregoing.

          (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the distribution or payment to the holders of shares of any class or series of Undesignated Preferred Stock as provided by the Board of Directors with respect to any such class or series of Undesignated Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Restricted Common Stock and Common Stock ratably in proportion to the number of shares of Restricted Common Stock and Common Stock held by them, respectively, as if the Restricted Common Stock and the Common Stock constituted a single class of stock.

          (d) each share of Restricted Common Stock shall automatically convert into Common Stock on a share for share basis (subject to adjustment in the event of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction) upon a disposition of such share of Restricted Common Stock which (i) occurs after the later to occur of (x) the first day after the second anniversary of the date (the "IPO Date") of the consummation of the Corporation's initial public offering of Common Stock (the "Initial Public Offering") and (y) the first day after the annual meeting of stockholders to be held in 2000 and (ii) is made to a party (whether a natural person or an entity) which is not (x) a party (a "Prior Stockholder") which held shares of the Corporation's capital stock prior to the Initial Public Offering, (y) a party related to any Prior Stockholder in any manner described in Section 267(b) or 707(b) of the Internal Revenue Code of 1986, as amended and in effect as of the date hereof (the "Internal Revenue Code"), or (z) a party through which ownership of shares of the Corporation's capital stock could be attributed to any Prior Stockholder under the provisions of Section 318 of the Internal Revenue Code. Except as provided in the preceding

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sentence, shares of Restricted Common Stock shall not be converted into shares of Common Stock.

     Section 5.  Undesignated Preferred Stock.
     ----------------------------------------

     Subject to any limitations prescribed by law, the Board of Directors or any authorized committee thereof is expressly authorized to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.
Any action by the Board of Directors or any authorized committee thereof under this Article IV.5 shall require the affirmative vote of a majority of the Directors then in office or a majority of the members of such committee. The Board of Directors or any authorized committee thereof shall have the right to determine or fix one or more of the following with respect to each series of Undesignated Preferred Stock to the extent permitted by law:

          (a) The distinctive serial designation and the number of shares constituting such series;

          (b) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

          (c) The voting powers, full or limited, if any, of the shares of such series;

          (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

          (e) The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

          (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (h) The price or other consideration for which the shares of such series shall be issued;

          (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Undesignated Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

          (j) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors or any authorized committee thereof may deem advisable.


                                   ARTICLE V

                               STOCKHOLDER ACTION
                               ------------------

     Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.


                                   ARTICLE VI

                                   DIRECTORS
                                   ---------

     Section 1.  General.
     -------------------

     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

     Section 2.  Election of Directors.
     ---------------------------------

     Election of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

     Section 3.  Terms of Directors.
     ------------------------------

     The number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, as provided in this Article VI.3. At each annual meeting of stockholders, the successor or successors of the class of Directors whose term expires at that meeting shall be elected by a plurality of the votes cast at such meeting. The Directors elected to each class of Directors shall hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal.

     Until the earlier to occur of (i) annual meeting of stockholders to be held in 2000 and (ii) the first annual meeting (or special meeting in lieu thereof) occurring after the IPO Date at which Class II Directors are elected, the Board of Directors shall be divided into two classes, as nearly equal in number as possible. The initial Class I Directors shall hold office for a term expiring at the annual meeting of stockholders to be held in 1999. The successor Class I Directors who are elected at the annual meeting of stockholders to be held in 1999 shall hold office for a term expiring at the annual meeting of stockholders to be held in 2001.

     The initial Class II Directors shall hold office for a term expiring at the annual meeting of stockholders to be held in 2000. The successor Class II Directors who are elected at the annual meeting of stockholders to be held in 2000 shall hold office for a term expiring at the annual meeting of stockholders to be held in 2002.

     The initial Class III directors shall be elected at the annual meeting of stockholders to be held in 2000. From and after the election of the initial Class III Directors, the Board of Directors shall be divided into three classes, as nearly equal in number as possible. The initial Class III Directors shall hold office for a term expiring at the annual meeting of stockholders to be held in 2003.

     At the annual meeting of stockholders to be held in 2001, and at each annual meeting of stockholders held thereafter, the Directors elected to succeed the class of Directors whose term expires at that meeting shall hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election.

     Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Second Amended and Restated Certificate of Incorporation the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other terms of such directorships shall be governed by the terms of this Second Amended and Restated Certificate of Incorporation and any certificate of designations applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Article VI.3.

     During any period when the holders of any series of Undesignated Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon the commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Undesignated Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and
(ii) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Undesignated Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, disqualification, resignation or removal of such additional Directors, shall forthwith terminate and the total and authorized number of Directors of the Corporation shall be reduced accordingly.

     Section 4.  Vacancies.
     ---------------------

     Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

     Section 5.  Removal.
     -------------------

     Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only for cause and (ii) only by the affirmative vote of at least two-thirds of the total votes which would be eligible to be cast by stockholders in the election of such Director. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting. For purposes of this Second Amended and Restated Certificate of Incorporation, "cause," with respect to the removal of any Director shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit to the Director and a material injury to the Corporation.


                                  ARTICLE VII

                            LIMITATION OF LIABILITY
                            -----------------------

     A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Second Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.


                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS
                              --------------------

     Section 1.  Amendment by Directors
     ----------------------------------

     Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the affirmative vote of a majority of the Directors then in office.

     Section 2.  Amendment by Stockholders
     -------------------------------------

     The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.


                                   ARTICLE IX

                   AMENDMENT OF CERTIFICATE OF INCORPORATION
                   -----------------------------------------

     The Corporation reserves the right to amend or repeal this Second Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Second Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this Second Amended and Restated Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by this Second Amended and Restated Certificate of Incorporation or by law, the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provisions of this Second Amended and Restated Certificate of Incorporation; provided, however, that the affirmative vote of not less than two-thirds of the total votes eligible to be cast by holders of voting stock, voting together as a single class, shall be required to amend or repeal any of the provisions of Article V, Article VI, Article VII or
Article IX of this Second Amended and Restated Certificate of Incorporation.

     I, James L. Monroe, President of the Corporation, for the purpose of amending and restating the Corporation's Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed on behalf of the Corporation this ___ day of December, 1998.



                                            -----------------------------------
                                            James L. Monroe, President